EXHIBIT 99.1

Contacts:

Foundry Networks	Foundry Networks	Financial Dynamics
Chief Financial Officer	Treasurer	Investor Relations
Tim Heffner	Michael Iburg	Jason Golz
408.586.1700	408.586.1894	415.439.4532
theffner@foundrynet.com	miburg@foundrynet.com	jgolz@fd-us.com

FOUNDRY NETWORKS REPORTS SECOND QUARTER
FINANCIAL RESULTS

     San Jose, CA – July 22, 2004 - Foundry Networks™, Inc. (Nasdaq: FDRY), today reported financial results for its second quarter ended June 30, 2004.

     Revenues for the second quarter of 2004 were $97.8 million, versus $95.7 million in the second quarter of 2003. Foundry earned net income of $15.0 million, or $0.11 per diluted share, in the second quarter of 2004, compared to net income of $16.8 million, or $0.13 per diluted share, in the second quarter of 2003.

     Revenues for the first six months of 2004 were $201.8 million, compared to $186.9 million for the first six months of 2003. Net income for the first six months of 2004 was $34.9 million, or $0.24 per diluted share, compared to net income of $30.2 million, or $0.23 per diluted share, for the same period in 2003.

     The Company experienced strong demand from the U.S. commercial enterprise market and a modest improvement in business from Japan. Although revenue came in somewhat below the Company’s expectations, orders received during the quarter would have been sufficient to reach the Company’s revenue targets. However, an unexpectedly large volume of orders arrived late in the quarter and the Company was not able to build and ship all of these orders prior to quarter-end.

     “We continue to see gradual improvement in the global enterprise market and were pleased with the initial demand for many of our new products,” said Bobby Johnson, President and CEO of Foundry Networks.

     “During the quarter, key areas of focus for the Company were research and development and sales recruiting in order to continue extending Foundry’s product leadership and sales footprint. We introduced several new products, including our 10-Gigabit Ethernet stackables, the ServerIron GT E-series and AccessIron enterprise WAN access routers. Additionally, we had our first revenue shipments of our award-winning NetIron 40G router. These products allow us to step into adjacent markets and capture revenue previously unavailable to us.”

     “Finally, we maintained our gross margins at 65%, added $33 million to our cash position, and delivered a 23% operating margin,” continued Johnson.

Outlook

     “Based on our current outlook, we expect our revenues to be in the range of $100-$110 million and diluted EPS to be in the range of $0.09-$0.13 for the third quarter ending September 30, 2004,” concluded Johnson

Conference Call

Foundry Networks will host a conference call today to further discuss these results at 2:00 p.m. Pacific Time. The call can be accessed via a webcast at www.foundrynetworks.com. A Web replay will also be available for approximately 90 days at this same Web address.

About Foundry Networks

Foundry Networks, Inc. is a leading provider of high-performance enterprise and service provider switching, routing and Web traffic management solutions including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4 – 7 Web switches, Wireless LAN and access points, Access Routers, and Metro Routers. Foundry’s 7,000 customers include the world’s premier ISPs, Metro service providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynetworks.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by that section. These forward-looking statements include statements by Mr. Johnson relating to improvements in the global enterprise market, the ability to achieve revenue in adjacent markets, new product introductions and expectations for future revenues and earnings per share. The forward-looking statements in this press release are subject to a number of risks and uncertainties including, without limitation, the difficulty of predicting quarterly financial results, our dependence on large purchases of products from certain customers/resellers, risks associated with international sales, the strength of the overall economy and the high-technology market in particular, competition, product development efforts, and acceptance of Foundry’s current and future products. Actual results could differ materially from those projected in our forward-looking statements. Investors should review the risk factors described in more detail in our most recent Annual Report on Form 10-K, 10-Q and other SEC reports available free of charge from Foundry at www.foundrynetworks.com or from the SEC at www.sec.gov. Foundry assumes no obligation to update the forward-looking statements contained in this press release.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net revenues:
Product	$83,489	$83,444	$172,789	$164,457
Service	14,338	12,268	29,054	22,393

Total net revenues	97,827	95,712	201,843	186,850
Cost of revenues:
Product	30,442	32,428	62,436	67,870
Service	3,566	2,196	6,692	4,257

Total cost of revenues	34,008	34,624	69,128	72,127

Gross profit	63,819	61,088	132,715	114,723

Operating expenses:
Research and development	10,003	10,045	20,015	19,966
Sales and marketing	25,094	23,415	48,262	43,396
General and administrative	6,268	2,948	11,693	6,947
Amortization of deferred stock compensation	—	72	—	194

Total operating expenses	41,365	36,480	79,970	70,503

Income from operations	22,454	24,608	52,745	44,220
Interest and other income, net	1,720	1,229	3,527	2,294

Income before provision for income taxes	24,174	25,837	56,272	46,514
Provision for income taxes	9,186	9,043	21,383	16,280

Net income	$14,988	$16,794	$34,889	$30,234

Basic net income per share	$0.11	$0.14	$0.26	$0.25

Weighted average shares used in computing basic net income per share	135,183	123,353	133,964	122,241

Diluted net income per share	$0.11	$0.13	$0.24	$0.23

Weighted average shares used in computing diluted net income per share	141,475	132,609	142,624	129,359

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2004	2003
	(unaudited)	(2)
ASSETS
Assets:
Cash and investments (1)	$593,760	$505,684
Accounts receivable, net	75,195	77,077
Inventories	38,393	28,017
Deferred tax assets	34,977	33,308
Prepaid expenses and other current assets	3,795	5,001
Property and equipment, net	10,325	7,866
Other long-term assets	1,240	1,191

	$757,685	$658,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$19,466	$10,080
Accrued payroll and related expenses	16,127	16,650
Other accrued expenses	8,119	5,804
Deferred support revenue	31,717	27,408

Total current liabilities	75,429	59,942

Deferred support revenue	9,509	7,707
Stockholders’ equity	672,747	590,495

	$757,685	$658,144

(1)	Includes $201.7 million of long-term marketable securities at June 30, 2004 and $159.1 million at December 31, 2003.

(2)	Derived from audited condensed consolidated financial statements as of December 31, 2003.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34,889	$30,234
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,490	2,509
Amortization of deferred stock compensation	—-	194
Reduction of provision for doubtful accounts	—-	(600)
Inventory provisions	8,723	5,655
Tax benefit from stock option exercises	19,860	6,467
Changes in operating assets and liabilities:
Accounts receivable	1,882	(2,652)
Inventories	(19,099)	2,708
Prepaid expenses and deferred tax and other assets	(512)	(382)
Accounts payable	9,386	2,842
Accrued payroll and related expenses	(523)	2,326
Other accrued expenses	2,315	6,063
Deferred support revenue	6,111	9,550

Net cash provided by operating activities	66,522	64,914

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities and purchases of investments, net	(98,180)	(46,973)
Purchases of property and equipment, net	(5,949)	(2,719)

Net cash used in investing activities	(104,129)	(49,692)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note receivable	480	—-
Issuances of common stock under employee stock plans	27,169	22,636

Net cash provided by financing activities	27,649	22,636

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(9,958)	37,858
Effect of exchange rate changes on cash	(146)	(3)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	161,718	187,719

CASH AND CASH EQUIVALENTS, END OF PERIOD	$151,614	$225,574

SUPPLEMENTAL CASH FLOW INFORMATION;
Cash paid for income taxes, net of refunds received	$(4,143)	$(4,018)